Exhibit 10.4

SECURITY AGREEMENT

dated as of

January 30, 2012

among

THE GRANTORS IDENTIFIED HEREIN

and

BANK OF AMERICA, N.A.,

as Collateral Agent

TABLE OF CONTENTS

		Page
	ARTICLE I

	DEFINITIONS

Section 1.01	Credit Agreement	1
Section 1.02	Other Defined Terms	1

	ARTICLE II

	PLEDGE OF SECURITIES

Section 2.01	Pledge	5
Section 2.02	Delivery of the Pledged Securities	6
Section 2.03	Representations, Warranties and Covenants	6
Section 2.04	Certification of Limited Liability Company and Limited Partnership Interests	8
Section 2.05	Registration in Nominee Name; Denominations	8
Section 2.06	Voting Rights; Dividends and Interest	8

	ARTICLE III

	SECURITY INTERESTS IN PERSONAL PROPERTY

Section 3.01	Security Interest	10
Section 3.02	Representations and Warranties	12
Section 3.03	Covenants	13

	ARTICLE IV

	REMEDIES

Section 4.01	Remedies Upon Default	15
Section 4.02	Application of Proceeds	16
Section 4.03	Grant of License to Use Intellectual Property	17

	ARTICLE V

	SUBORDINATION

Section 5.01	Subordination	17

Schedule I Subsidiary Parties

Schedule II Pledged Equity and Pledged Debt

Schedule III Commercial Tort Claims

Exhibits

Exhibit I	Form of Security Agreement Supplement
Exhibit II	Form of Perfection Certificate
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement
Exhibit V	Form of Copyright Security Agreement

SECURITY AGREEMENT dated as of January 30, 2012, among the Grantors (as defined below) and Bank of America, N.A., as Collateral Agent for the Secured Parties (in such capacity, the “Collateral Agent”).

Reference is made to the Credit Agreement dated as of January 30, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Summit Materials, LLC, a Delaware limited liability company (the “Borrower”), certain other Guarantors from time to time party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., as L/C Issuer and Swing Line Lender, and the other agents named therein. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the UCC.

“Agreement” means this Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Borrower” has the meaning assigned to such term in the recitals of this Agreement.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Agent” has the meaning assigned to such term in the recitals of the Agreement.

“Commercial Tort Claims” has the meaning specified in Article 9 of the UCC.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now owned or hereafter acquired by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now owned or hereafter acquired by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Person: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations and pending applications for registration in the USCO.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Excluded Assets” means:

(a) any General Intangible, Investment Property, Intellectual Property or rights of a Grantor with respect to any contract, lease, license or other agreement if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation (including a breach or default) of, a restriction in respect of, or result in the abandonment, invalidation or unenforceability of, such General Intangible, Investment Property, Intellectual Property or rights in favor of a third party or in conflict with any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party (other than another Grantor or its Affiliates) in respect of any such contract, lease, license or other agreement, the right to terminate its obligations thereunder, provided, however, that the limitation set forth in this clause (a) shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable Law, including the UCC; provided, further, that, at such time as the condition causing the conditions in subclauses (x) and (y) of this clause (a) shall be remedied, whether by contract, change of law or otherwise, the contract, lease, instrument, license or other documents shall immediately cease to be an Excluded Asset, and any security interest that would otherwise be granted herein shall attach immediately to such contract, lease, instrument, license or other agreement, or to the extent severable, to any portion thereof that does not result in any of the conditions in subclauses (x) or (y) above;

(b) any assets to the extent and for so long as (i) the pledge of or security interest in such assets is prohibited by law and such prohibition is not overridden by the UCC or other applicable law or (ii) the grant of such security interest would require governmental consent, approval, license or authorization (except that the cash Proceeds of dispositions thereof in accordance with applicable law, including, without limitation, rules and regulations of any governmental authority or agency shall not be an Excluded Asset);

(c) motor vehicles and other assets subject to certificates of title, letters of credit with a face value of less than $5,000,000 and commercial tort claims where the amount of damages claimed by the applicable Grantor is less than $5,000,000, the perfection of a security interest in which cannot be perfected through the filing of financing statements under the UCC in the relevant jurisdiction;

(d) Margin Stock;

(e) Excluded Security;

(f) any Intellectual Property to the extent that the attachment of the security interest of this Agreement thereto, or any assignment thereof, would result in the forfeiture, cancellation, invalidation, unenforceability, or other loss of the Grantors’ rights in such property including, without limitation, any License pursuant to which Grantor is licensee under terms which prohibit the granting of a security interest or under which granting such an interest would give rise to a breach or default by Grantor, and any Trademark applications filed in the USPTO on the basis of such Grantor’s “intent-to-use” such Trademark, unless and until acceptable evidence of use of such Trademark has been filed with and accepted by the USPTO pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such Trademark application prior to such filing would adversely affect the enforceability, validity, or other rights in such Trademark application;

(g) assets (including Equity Interests) owned by any Grantor on the date hereof or hereafter acquired that are subject to (A) a Lien of the type described in Section 7.01 (u), (w) and (aa) (to the extent relating to Liens originally incurred pursuant to Section 7.01(u) or (w)) of the Credit Agreement that is permitted to be incurred pursuant to the provisions of the Credit Agreement or (B) a contract or agreement permitted under clauses (i) or (xii) of the proviso to Section 7.09 of the Credit Agreement, in each case, if and to the extent that the contract or other agreement pursuant to which such Lien is granted or to which such assets are subject (or the documentation relating thereto) prohibits the creation of any other Lien on such asset;

(h) any particular assets if, in the reasonable judgment of the Borrower evidenced in writing and with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), creating a pledge thereof or security interest therein to the Collateral Agent for the benefit of the Secured Parties would result in any material adverse tax consequences to the Borrower or its Subsidiaries; and

(i) any particular assets if, in the reasonable judgment of the Administrative Agent, determined in consultation with the Borrower and evidenced in writing, the burden, cost or consequence (including any material adverse tax consequences) to the Borrower or its Subsidiaries of creating or perfecting such pledges or security interests in such assets in favor of the Collateral Agent for the benefit of the Secured Parties is excessive in relation to the benefits to be obtained therefrom by the Secured Parties.

“Excluded Security” means

(a) more than 65% of the issued and outstanding Equity Interests of any Foreign Subsidiary;

(b) more than 65% of the issued and outstanding Equity Interests of any Domestic Subsidiary that is a disregarded entity under the Code if substantially all of its assets consist of the Equity Interests of one or more Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Code;

(c) any interest in a joint venture or Excluded Subsidiary to the extent the granting of a security interest therein is prohibited by the terms of the Organizational Documents of such joint venture or Excluded Subsidiary;

(d) any Equity Interest of any Subsidiary the pledge of which is prohibited by applicable Law or by agreements permitted under the Credit Agreement containing anti-assignment clauses to the extent not over-ridden by the UCC or the pledge of which would require governmental (including regulatory) consent, approval, license or authorization;

(e) any Equity Interest of any not-for-profit Subsidiaries; and

(f) any Equity Interest of any special purpose securitization vehicle or a captive insurance subsidiary.

“General Intangibles” has the meaning specified in Article 9 of the UCC.

“Grantor” means the Borrower, each Subsidiary Guarantor that is a party hereto, and each Subsidiary Guarantor that is a Domestic Subsidiary that becomes a party to this Agreement after the Closing Date.

“Immaterial Subsidiary” means any Subsidiary that does not have total assets or annual revenues in excess of 5.0% of Consolidated Total Assets of the Borrower and its Subsidiaries individually or in the aggregate with all other Immaterial Subsidiaries.

“Intellectual Property” means all intellectual property now owned or hereafter acquired by any Person, including inventions, designs, Patents, Copyrights, Trademarks, trade secrets, the intellectual property rights in software and databases and related documentation, and all additions and improvements to the foregoing.

“Intellectual Property Security Agreements” means the short-form Patent Security Agreement, short-form Trademark Security Agreement, and short-form Copyright Security Agreement, each substantially in the form attached hereto as Exhibits III, IV and V, respectively.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Grantor is a party, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and (iii) rights to sue for past, present and future violations thereof.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now owned or hereafter acquired by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now owned or hereafter acquired by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Person: (a) all letters Patent of the United States in or to which any Grantor now or hereafter has any right, title or interest therein, all registrations thereof, and all applications for letters Patent of the United States, including registrations and pending applications in the USPTO, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Borrower.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means the Pledged Equity and Pledged Debt.

“Secured Obligations” means the “Obligations” (as defined in the Credit Agreement).

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Subsidiary Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Closing Date.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Person: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names other source or business identifiers, now owned or hereafter acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any jurisdiction thereof, and all extensions or renewals thereof, and (b) all goodwill associated therewith.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

ARTICLE II

Pledge of Securities

Section 2.01 Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guarantees, each of the Grantors hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantors’ right, title and interest in, to and under

(i) all Equity Interests held by it that are listed on Schedule II and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity

Interests (the “Pledged Equity”) of (x) any Subsidiary that is not an Excluded Subsidiary and (y) Excluded Subsidiaries to the extent permitted by the terms of the Organizational Documents of such Excluded Subsidiaries; provided that the Pledged Equity shall not include (a) Excluded Assets and (b) the Equity Interests of an Immaterial Subsidiary;

(ii) (A) the debt securities owned by it and listed opposite the name of such Grantor on Schedule II, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Assets;

(iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01;

(iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above;

(v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and

(vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (v) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02 Delivery of the Pledged Securities.

(a) Each Grantor agrees promptly (but in any event within 30 days after receipt by such Grantor) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all (i) Pledged Equity to the extent certificated and (ii) to the extent required to be delivered pursuant to paragraph (b) of this Section 2.02, Pledged Debt.

(b) Each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $2,500,000 owed to such Grantor by any Person that is evidenced by a duly executed promissory note to be pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent, any Pledged Securities shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Schedule II and made a part hereof; provided that failure to supplement Schedule II shall not affect the validity of such pledge of such Pledged Security. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 2.03 Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) As of the date hereof, Schedule II includes all Equity Interests, debt securities and promissory notes required to be pledged by such Grantor hereunder in order to satisfy the Collateral and Guarantee Requirement;

(b) the Pledged Equity issued by the Borrower or a Subsidiary have been duly and validly authorized and issued by the issuers thereof and are fully paid and nonassessable;

(c) except for the security interests granted hereunder, such Grantor (i) is, subject to any transfers made in compliance with the Credit Agreement, the direct owner, beneficially and of record, of the Pledged Equity indicated on Schedule II, (ii) holds the same free and clear of all Liens, other than Liens created by the Collateral Documents or permitted pursuant to Section 7.01 of the Credit Agreement, and (iii) if requested by the Collateral Agent, will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations (i) imposed or permitted by the Loan Documents or securities laws generally or (ii) described in the Perfection Certificate, the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) the execution and performance by the Grantors of this Agreement are within each Grantor’s corporate, limited liability or limited partnership powers and have been duly authorized by all necessary corporate, limited liability or limited partnership action or other organizational action;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given, or made or to be in full force and effect pursuant to the Collateral and Guarantee Requirement);

(g) by virtue of the execution and delivery by each Grantor of this Agreement, and delivery of the Pledged Securities to and continued possession by the Collateral Agent in the State of New York, the Collateral Agent for the benefit of the Secured Parties has a legal, valid and perfected lien upon and security interest in such Pledged Security as security for the payment and performance of the Secured Obligations to the extent such perfection is governed by the UCC; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral to the extent intended hereby.

Subject to the terms of this Agreement and to the extent permitted by Applicable Law, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Credit Agreement excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to perfect any security interest in favor of the Collateral Agent in the Pledged Collateral (including the Equity Interests of Immaterial Subsidiaries), the representations, warranties and covenants made by any relevant Grantor in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of the Collateral Agent (including, without limitation, this Section 2.03) shall be deemed not to apply to such excluded assets.

Section 2.04 Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or limited partnership controlled by any Grantor that constitutes Pledged Equity shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, and (ii) such certificate shall be delivered to the Collateral Agent in accordance with Section 2.02. Any limited liability company and any limited partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Uniform Commercial Code or (b) certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is certificated or becomes certificated, (i) each such certificate shall be delivered to the Collateral Agent, pursuant to Section 2.02(a) and (ii) such Grantor shall fulfill all other requirements under Section 2.02 applicable in respect thereof. Such Grantor hereby agrees that if any of the Pledged Collateral are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable law, if necessary or desirable to perfect a security interest in such Pledged Collateral, upon the reasonable request of the Collateral Agent, cause such pledge to be recorded on the equity holder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Collateral under the terms hereof.

Section 2.05 Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing and the Collateral Agent shall give the Borrower prior notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Equity registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent permitted by the documentation governing such Pledged Securities.

Section 2.06 Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have provided prior notice to the Borrower that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof, and each Grantor agrees that it shall exercise such rights for purposes consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents;

(ii) The Collateral Agent shall promptly (after reasonable advance notice) execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above; and

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be promptly (and in any event within 10 Business Days) delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by the Credit Agreement in accordance with this Section 2.06(a)(iii).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the Grantors’ rights under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be promptly (and in any event within 10 days) delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have provided the Borrower with notice of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06 shall be reinstated.

(d) Any notice given by the Collateral Agent to the Borrower under Section 2.05 or Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

Section 3.01 Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guarantees, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all General Intangibles;

(vi) all Goods;

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) all books and records pertaining to the Article 9 Collateral;

(xi) all Fixtures;

(xii) all Letter of Credit and Letter-of-Credit Rights in excess of $5,000,000;

(xiii) all Intellectual Property;

(xiv) all Commercial Tort Claims listed on Schedule III and on any supplement thereto received by the Collateral Agent pursuant to Section 3.03(g); and

(xv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in any Excluded Asset.

(b) Subject to Section 3.01(e), each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” or “all personal property” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and, if required, any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon any reasonable request.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) The Collateral Agent is authorized to file with the USPTO or the USCO (or any successor office) such documents executed by any Grantor as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States registered and applied for Intellectual Property of each Grantor in which a security interest has been granted by each Grantor and naming any Grantor or the Grantor as debtors and the Collateral Agent as secured party.

(e) Notwithstanding anything to the contrary in the Loan Documents, none of the Grantors shall be required, nor is the Collateral Agent authorized, (i) to perfect the Security Interests granted by this Security Agreement (including Security Interests in Investment Property and Fixtures) by any means other than by (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant State(s), and filings in the applicable real estate records with respect to any fixtures relating to Mortgaged Property, (B) filings in United States government offices with respect to United States registered and applied for Intellectual Property of Grantor as expressly required elsewhere herein, (C) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of Instruments as expressly required elsewhere herein or (D) other methods expressly provided herein, (ii) to enter into any deposit account control agreement, securities account control agreement or any other control agreement with respect to any deposit account, securities account or any other Collateral that requires perfection by “control”, (iii) to take any action (other than the actions listed in clause (i)(A) and (C) above) with respect to any assets located outside of the United States, (iv) to perfect in any assets subject to a certificate of title statute or (v) to deliver any Equity Interests except as expressly provided in Section 2.02.

Section 3.02 Representations and Warranties. Each Grantor represents and warrants to the Collateral Agent and the Secured Parties that:

(a) Subject to Liens permitted by Section 7.01 of the Credit Agreement, each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects (except the information therein with respect to the exact legal name of each Grantor shall be correct and complete in all respects) as of the Closing Date. Subject to Section 3.01(e), the UCC financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in the applicable filing office (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations (other than filings required to be made in the USPTO and the USCO in order to perfect the Security Interest in Article 9 Collateral consisting of United States registered and applied for Patents, Trademarks and Copyrights), in each case, as required by Section 6.11 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements.

(c) Each Grantor represents and warrants that short-form Intellectual Property Security Agreements substantially in the form attached hereto as Exhibits III, IV and V and containing a description of all Article 9 Collateral consisting of material United States registered and applied for Patents, United States registered Trademarks (and Trademarks for which United States registration applications are pending, unless it constitutes an Excluded Asset) and United States registered Copyrights, respectively, have been delivered to the Collateral Agent for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of registrations and applications for United States Patents, Trademarks and Copyrights. To the extent a security interest may be perfected by filing, recording or registration in USPTO or USCO under the Federal intellectual property laws, then no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary (other than (i) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States registered and applied for Patents, Trademarks and Copyrights acquired or developed by any Grantor after the date hereof and (ii) the UCC financing and continuation statements contemplated in Section 3.02(b)).

(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations and (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction. Subject to Section 3.01(e) of this Agreement, the Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (i) any statutory or similar Lien that has priority as a matter of Law and (ii) any Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.

(e) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable Laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral owned by any Grantor or any security agreement or similar instrument covering any Article 9 Collateral owned by any Grantor with the USPTO or the USCO, or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement and assignments permitted by the Credit Agreement.

(f) As of the date hereof, no Grantor has any Commercial Tort Claim in excess of $5,000,000, other than the Commercial Tort Claims listed on Schedule III.

Section 3.03 Covenants.

(a) The Borrower agrees to notify the Collateral Agent in writing promptly, but in any event within 60 days, after any change in (i) the legal name of any Grantor, (ii) the identity or type of organization or corporate structure of any Grantor or (iii) the jurisdiction of organization of any Grantor.

(b) Subject to Section 3.01(e), each Grantor shall, at its own expense, upon the reasonable request of the Collateral Agent, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.01 of the Credit Agreement; provided that, nothing in this Agreement shall prevent any Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is (x) determined by such Grantor to be desirable in the conduct of its business and (y) permitted by the Credit Agreement.

(c) Subject to Section 3.01(e), each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $2,500,000 shall be or become evidenced by any promissory note, other instrument or debt security, such note, instrument or debt security shall be promptly (and in any event within 30 days of its acquisition) pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Collateral Agent.

(d) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 7.01 of the Credit Agreement, and may pay for the

maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 Business Days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, the Grantors shall not be obligated to reimburse the Collateral Agent with respect to any Intellectual Property that any Grantor has failed to maintain or pursue, or otherwise allowed to lapse, terminate or be put into the public domain in accordance with Section 3.03(f)(iv). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(e) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person, the value of which is in excess of $2,500,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(f) Intellectual Property Covenants.

(i) Other than to the extent not prohibited herein or in the Credit Agreement or with respect to registrations and applications no longer used or useful, except to the extent failure to act would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other governmental authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in the Intellectual Property of such Grantor that are not Excluded Assets.

(ii) Other than to the extent not prohibited herein or in the Credit Agreement, or with respect to registrations and applications no longer used or useful, or except as would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property, excluding Excluded Assets, may prematurely lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, become publicly known).

(iii) Other than as excluded or as not prohibited herein or in the Credit Agreement, or with respect to Patents, Copyrights or Trademarks which are no longer used or useful in the applicable Grantor’s business operations or except where failure to do so would not, as deemed by the applicable Grantor in its reasonable business judgment, reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and enforce each item of its Intellectual Property, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking reasonable steps necessary to ensure that all licensed users of any of the material Trademarks abide by the applicable license’s terms with respect to standards of quality.

(iv) Notwithstanding any other provision of this Agreement, nothing in this Agreement or any other Loan Document prevents or shall be deemed to prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, expire, terminate or be put into the public domain, any of its Intellectual Property to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

(v) Within 30 days after each March 31 and September 30, the Borrower shall provide a list of any additional registrations of Intellectual Property of all Grantors with the USPTO and USCO not previously disclosed to the Collateral Agent including such information as is necessary for such Grantor to make appropriate filings in the USPTO and USCO.

(g) Commercial Tort Claims. If the Grantors shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated by such Grantor to exceed $5,000,000 for which this clause has not been satisfied and for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall within 45 days after the end of the fiscal quarter in which such complaint was filed notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

ARTICLE IV

Remedies

Section 4.01 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations, including the Guarantees, under the Uniform Commercial Code or other applicable Law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent promptly, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under Law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to such exercise; and (iv) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any Law now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at Law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Section 4.02 Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash in accordance with Section 8.04 of the Credit Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.

Section 4.03 Grant of License to Use Intellectual Property. For the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, each Grantor hereby grants to the Collateral Agent a non-exclusive, royalty-free, limited license (until the termination or cure of the Event of Default) to use, license or, solely to the extent necessary to exercise those rights and remedies, sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same are located, and including in such license necessary access to media in which such licensed items are recorded or stored and to computer software and programs used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Collateral Agent to use such licenses, sublicenses and other rights, and (to the extent permitted by the terms of such licenses and sublicenses) all licenses and sublicenses granted thereunder, shall expire immediately upon the termination or cure of all Events of Default and shall be exercised by the Collateral Agent solely during the continuance of an Event of Default and upon 10 Business Days’ prior written notice to the applicable Grantor; provided, further, that nothing in this Section 4.03 shall require Grantors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of cancellation under any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Credit Agreement, with respect to such property or otherwise prejudices the value thereof to the relevant Grantor; provided, further, that such licenses granted hereunder with respect to Trademarks material to the business of such Grantor shall be subject to restrictions, including, without limitation restrictions as to goods or services associated with such Trademarks and the maintenance of quality standards with respect to the goods and services on which such Trademarks are used, sufficient to preserve the validity and value of such Trademarks. For the avoidance of doubt, the use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only during the continuation of an Event of Default and upon 10 Business Days’ prior written notice to the applicable Grantor. Upon the occurrence and during the continuance of an Event of Default and upon 10 Business Days’ prior written notice to the applicable Grantor , the Collateral Agent may also exercise the rights afforded under Section 4.01 of this Agreement with respect to Intellectual Property contained in the Article 9 Collateral.

ARTICLE V

Subordination

Section 5.01 Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Secured Obligations. No failure on the part of the Borrower or any Grantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent, all Indebtedness owed to it by any other Grantor shall be fully subordinated to the payment in full in cash of the Secured Obligations.

ARTICLE VI

Miscellaneous

Section 6.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to the Borrower or any other Grantor shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.

Section 6.02 Waivers; Amendment.

(a) No failure or delay by any Secured Party in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Secured Parties herein provided, and provided under each other Loan Document, are cumulative and are not exclusive of any rights, remedies, powers and privileges provided by Law. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, the issuance of a Letter of Credit or the provision of services under Cash Management Obligations or Secured Hedge Agreements shall not be construed as a waiver of any Default, regardless of whether any Secured Party may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

Section 6.03 Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith, in each case, as provided in Sections 10.04 and 10.05 of the Credit Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 10 days of written demand therefor.

Section 6.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 6.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors hereunder and in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents, the making of any Loans and issuance of any Letters of Credit and the provision of services under Cash Management Obligations or Secured Hedge Agreements, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as this Agreement has not been terminated or released pursuant to Section 6.12 below.

Section 6.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 6.07 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.08 Right of Set-Off. In addition to any rights and remedies of the Secured Parties provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party and its Affiliates is authorized at any time and from time to time, without prior notice to any Grantor, any such notice being waived by each Grantor to the fullest extent permitted by applicable Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Secured Party and its Affiliates to or for the credit or the account of the respective Grantors against any and all Obligations owing to such Secured Party and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Secured Party or Affiliate shall have made demand under this Agreement and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Secured Party agrees promptly to notify the applicable Grantor and the Collateral Agent after any such set-off and application made by such Secured Party; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section 6.08 are in addition to other rights and remedies (including other rights of set-off) that such Secured Party may have at Law.

Section 6.09 Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a) The terms of Sections 10.15 and 10.16 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 6.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.11 Security Interest Absolute. To the extent permitted by Law, all rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 6.12 Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations and any Liens arising therefrom shall be automatically released upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (i) Cash Management Obligations or obligations under Secured Hedge Agreements not yet due and payable and (ii) contingent obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit in which the Outstanding Amount of the L/C Obligations related thereto have been Cash Collateralized or, if satisfactory to the relevant L/C Issuer in its reasonable discretion, for which a backstop letter of credit is in place).

(b) A Subsidiary Party shall automatically be released from its obligations under the Guaranty and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released if such Person ceases to be a Subsidiary of the Borrower or becomes an Excluded Subsidiary (other than pursuant to clause (b) of the definition thereof unless the Borrower delivers a written request to the Administrative Agent for such release and no Default has occurred and is continuing at such time) as a result of a transaction or designation permitted under the Credit Agreement; provided that no such release shall occur if such Subsidiary Party continues to be a guarantor in respect of any Junior Financing.

(c) Upon any sale or transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or transfer to another Loan Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 6.12, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Grantor to effect such release, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 6.12 shall be without recourse to or warranty by the Collateral Agent.

(e) Notwithstanding anything to the contrary set forth in this Agreement, each Hedge Bank and each Cash Management Bank by the acceptance of the benefits under this Agreement hereby acknowledges and agrees that (i) the Security Interests granted under this Agreement of the Obligations of any Grantor and its Subsidiaries under any Secured Hedge Agreement and any Cash Management Obligations shall be automatically released upon termination of the Commitments and payment in full of all other Obligations and the expiration or termination of all Letters of Credit (other than Letters of Credit in which the Outstanding Amount of the L/C Obligations related thereto have been Cash Collateralized or, if satisfactory to the relevant L/C Issuer in its reasonable discretion, for which a backstop letter of credit is in place), in each case, unless the Obligations under the Secured Hedge Agreement or the Cash Management Obligations are due and payable at such time (it being understood and agreed that this Agreement and Security Interests granted herein shall survive solely as to such due and payable Obligations and until such time as such due and payable Obligations have been paid in full) and (ii) any release of Collateral or of a Grantor, as the case may be, effective in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or any Cash Management Bank that is not a Lender.

Section 6.13 Additional Grantors. Pursuant to Section 6.11 of the Credit Agreement, certain additional Subsidiaries of the Borrower may be required to enter in this Agreement as Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of a Security Agreement Supplement, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 6.14 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest (provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to exercising such rights). Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Collateral Agent to the applicable Grantor of the Collateral Agent’s intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral or Mortgaged Property; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral or Mortgaged Property; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at Law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or Mortgaged Property or to enforce any rights in respect of any Collateral or Mortgaged Property; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral or Mortgaged Property; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; (h) to make, settle and adjust claims in respect of Article 9 Collateral or Mortgaged Property under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance; (i) to make all determinations and decisions with respect thereto; (j) to obtain or maintain the policies of insurance required by Section 6.07 of the Credit Agreement or paying any premium in whole or in part relating thereto; and (k) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral or Mortgaged Property, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral or Mortgaged Property for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or Mortgaged Property or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith, or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact, in each case, as determined by a final non-appealable judgment of a court of competent jurisdiction. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

Section 6.15 General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 6.16 Reasonable Care. The Collateral Agent is required to use reasonable care in the custody and preservation of any of the Collateral in its possession; provided, that the Collateral Agent shall be deemed to have used reasonable care in the custody and preservation of any of the Collateral or Mortgaged Property, if such Collateral or Mortgaged Property is accorded treatment substantially similar to that which the Collateral Agent accords its own property.

Section 6.17 Delegation; Limitation. The Collateral Agent may execute any of the powers granted under this Agreement or the Mortgages and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

Section 6.18 Reinstatement. The obligations of the Grantors under this Security Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 6.19 Miscellaneous. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a notice of Event of Default or a notice from the Grantor or the Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

SUMMIT MATERIALS, LLC

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

SUMMIT MATERIALS HOLDINGS I, LLC

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

SUMMIT MATERIALS HOLDINGS II, LLC

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

SUMMIT MATERIALS COMPANIES I, LLC

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

SUMMIT MATERIALS CORPORATIONS I, INC.

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

CONTINENTAL CEMENT COMPANY, L.L.C.

By:	/s/ R. Michael Johnson
	Name:	R. Michael Johnson
	Title:	Chief Executive Officer

B&B RESOURCES, INC.

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

VALLEY READY MIX, INC.

By:	/s/ Anya Fonina
	Name:	Anya Fonina
	Title:	Vice President

SALT LAKE VALLEY SAND & GRAVEL, INC.

By:	/s/ Anya Fonina
	Name:	Anya Fonina
	Title:	Vice President

ELAM CONSTRUCTION, INC.

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

ELAM PAVING, INC.

By:	/s/ Anya Fonina
	Name:	Anya Fonina
	Title:	Vice President

HAMM, INC.

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

HAMM ASPHALT, LLC

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

N.R. HAMM CONTRACTOR, LLC

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

N.R. HAMM QUARRY, LLC

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

RK HALL, LLC

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

R.K. HALL CONSTRUCTION, LTD.

By:	RKH Capital, L.L.C., its general partner

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

SCS MATERIALS, L.P.

By:	RKH Capital, L.L.C., its general partner

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

B&H CONTRACTING, L.P.

By:	RKH Capital, L.L.C., its general partner

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

RKH CAPITAL, L.L.C.

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

CON-AGG OF MO, L.L.C.

By:	Summit Materials Companies I, LLC, its sole
member

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

QUARRY PROPERTIES, L.L.C.

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Manager

FISCHER QUARRIES, L.L.C.

By:	Con-Agg of MO, L.L.C., its sole member

	By:	Summit Materials Companies I, LLC, its sole member

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

HINKLE CONTRACTING COMPANY, LLC

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

BOURBON LIMESTONE COMPANY

By:	/s/ Thomas Hinkle
	Name:	Thomas Hinkle
	Title:	Vice President

KENTUCKY HAULING, INC.

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

GLASS AGGREGATES, LLC

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

SOUTH CENTRAL KENTUCKY LIMESTONE, LLC

By:	Glass Aggregates, LLC, its sole member

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

KILGORE COMPANIES, LLC

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

ALTAVIEW CONCRETE, LLC

By:	/s/ Anya Fonina
	Name:	Anya Fonina
	Title:	Vice President

PEAK CONSTRUCTION MATERIALS, LLC

By:	/s/ Anya Fonina
	Name:	Anya Fonina
	Title:	Vice President

PEAK MANAGEMENT, L.C.

By:	/s/ Anya Fonina
	Name:	Anya Fonina
	Title:	Vice President

WASATCH CONCRETE PUMPING, LLC

By:	/s/ Anya Fonina
	Name:	Anya Fonina
	Title:	Vice President

KILGORE TRUCKING, LLC

By:	/s/ Jason T. Kilgore
	Name:	Jason T. Kilgore
	Title:	Manager

KILGORE EQUIPMENT, LLC

By:	/s/ Jason T. Kilgore
	Name:	Jason T. Kilgore
	Title:	Manager

WIND RIVER MATERIALS, LLC

By:	/s/ Jason T. Kilgore
	Name:	Jason T. Kilgore
	Title:	Manager

CORNEJO & SONS, L.L.C.

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

CORNEJO QUALITY STONE LLC

By:	/s/ Anya Fonina
	Name:	Anya Fonina
	Title:	Vice President

AUSTIN MATERIALS, LLC

By:	/s/ Michael Brady
	Name:	Michael Brady
	Title:	Vice President

INDUSTRIAL ASPHALT, LLC

By:	/s/ Anya Fonina
Name: Anya Fonina
Title: Manager

ASPHALT PAVING COMPANY OF AUSTIN, LLC

By:	/s/ Anya Fonina
Name: Anya Fonina
Title: Manager

KBDJ, L.P.

By: KBDJ Materials, LLC, its general partner

By:	/s/ Anya Fonina
Name: Anya Fonina
Title: Vice President

KBDJ MATERIALS, LLC

By:	/s/ Anya Fonina
Name: Anya Fonina
Title: Vice President

RTI HOT MIX, LLC

By:	/s/ Anya Fonina
Name: Anya Fonina
Title: Vice President

RTI EQUIPMENT CO., LLC

By:	/s/ Anya Fonina
Name: Anya Fonina
Title: Vice President

J.D. RAMMING PAVING CO., LLC

By:	/s/ Anya Fonina
Name: Anya Fonina
Title: Vice President

RAMMING TRANSPORATION CO., LLC

By:	/s/ Anya Fonina
Name: Anya Fonina
Title: Vice President

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Joon Ko
	Name:	Joon Ko
	Title:	Vice President

Schedule I to

the Security Agreement

SUBSIDIARY PARTIES

Current Legal Entities Owned	Record Owner	Jurisdiction	Percent of Ownership/Interest
Summit Materials Holdings I, LLC	Summit Materials, LLC	Delaware	100%
Summit Materials Holdings II, LLC	Summit Materials, LLC	Delaware	100%
Summit Materials Companies I, LLC	Summit Materials Holdings I, LLC	Delaware	100%
Summit Materials Corporations I, Inc.	Summit Materials Companies I, LLC	Delaware	100%
RK Hall, LLC	Summit Materials Companies I, LLC	Delaware	100%
Con-Agg of MO, L.L.C.	Summit Materials Companies I, LLC	Missouri	100%
Hinkle Contracting Company, LLC	Summit Materials Companies I, LLC	Kentucky	100%
Kilgore Companies, LLC	Summit Materials Companies I, LLC	Delaware	100%
Cornejo & Sons, L.L.C.	Summit Materials Companies I, LLC	Kansas	100%
Austin Materials, LLC	Summit Materials Companies I, LLC	Delaware	100%
B & B Resources, Inc.	Summit Materials Corporations I, Inc.	Utah	100%
Elam Construction, Inc.	Summit Materials Corporations I, Inc.	Colorado	100%
Hamm, Inc.	Summit Materials Corporations I, Inc.	Kansas	100%
Salt Lake Valley Sand & Gravel, Inc.	B & B Resources, Inc.	Utah	100%
Valley Ready Mix, Inc.	B & B Resources, Inc.	Utah	100%
Elam Paving, Inc.	Elam Construction, Inc.	New Mexico	100%
Hamm Asphalt, LLC	Hamm, Inc.	Kansas	100%
N. R. Hamm Contractor, LLC	Hamm, Inc.	Kansas	100%
N. R. Hamm Quarry, LLC	Hamm, Inc.	Kansas	100%
R. K. Hall Construction, Ltd.	RK Hall, LLC	Texas	100%
SCS Materials, L.P.	RK Hall, LLC	Texas	100%
B&H Contracting, L.P.	RK Hall, LLC	Texas	100%
RKH Capital, L.L.C.	RK Hall, LLC	Texas	100%
Quarry Properties, L.L.C.	Con-Agg of MO, L.L.C.	Missouri	100%
Fischer Quarries, L.L.C.	Con-Agg of MO, L.L.C.	Missouri	100%

Current Legal Entities Owned	Record Owner	Jurisdiction	Percent of Ownership/Interest
Bourbon Limestone Company	Hinkle Contracting Company, LLC	Kentucky	100%
Glass Aggregates, LLC	Hinkle Contracting Company, LLC	Kentucky	100%
Kentucky Hauling, Inc.	Hinkle Contracting Company, LLC	Kentucky	100%
South Central Kentucky Limestone, LLC	Glass Aggregates, LLC	Kentucky	100%
Altaview Concrete, LLC	Kilgore Companies, LLC	Utah	100%
Peak Construction Materials, LLC	Kilgore Companies, LLC	Utah	100%
Peak Management, L.C.	Kilgore Companies, LLC	Utah	100%
Wasatch Concrete Pumping, LLC	Kilgore Companies, LLC	Utah	100%
Kilgore Trucking, LLC	Kilgore Companies, LLC	Utah	100%
Kilgore Equipment, LLC	Kilgore Companies, LLC	Utah	100%
Wind River Materials, LLC	Kilgore Companies, LLC	Wyoming	100%
Cornejo Quality Stone LLC	Cornejo & Sons, L.L.C.	Delaware	100%
Industrial Asphalt, LLC	Austin Materials, LLC	Texas	100%
Asphalt Paving Company of Austin, LLC	Austin Materials, LLC	Texas	100%
KBDJ, L.P.	Austin Materials, LLC	Texas	100%
KBDJ Materials, LLC	Austin Materials, LLC	Delaware	100%
J.D. Ramming Paving Co., LLC	Austin Materials, LLC	Texas	100%
RTI Hot Mix, LLC	Austin Materials, LLC	Texas	100%
RTI Equipment Co., LLC	Austin Materials, LLC	Texas	100%
Ramming Transportation Co., LLC	Austin Materials, LLC	Texas	100%
Continental Cement Company, L.L.C.	Summit Materials Holdings II, LLC	Delaware	-100% of Class A Units -0% of Class B Units

Schedule II to

the Security Agreement

PLEDGED EQUITY AND PLEDGED DEBT

PLEDGED EQUITY

Issuer	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
Summit Materials, LLC	Summit Materials Intermediate Holdings, LLC	N/A	100% of interests	100%
Summit Materials Holdings I, LLC	Summit Materials, LLC	N/A	100% of interests	100%
Summit Materials Companies I, LLC	Summit Materials Holdings I, LLC	N/A	100% of interests	100%
Summit Materials Corporations I, Inc.	Summit Materials Companies I, LLC	N/A	1,000 shares of common stock (100% of shares)	100%
B & B Resources, Inc.	Summit Materials Corporations I, Inc.	N/A	50,000 shares of common stock (100% of shares)	100%
Salt Lake Valley Sand & Gravel, Inc.	B & B Resources, Inc.	N/A	50,000 shares of common stock (100% of shares)	100%
Valley Ready Mix, Inc.	B & B Resources, Inc.	N/A	50,000 shares of common stock (100% of shares)	100%
Elam Construction, Inc.	Summit Materials Corporations I, Inc.	N/A	64,209 shares of common stock	100%
Elam Paving, Inc.	Elam Construction, Inc.	N/A	1,000 shares of common stock (100% of shares)	100%
Hamm, Inc.	Treasury Stock	Retired.	7,047 (Class A Common Stock)	N/A
	Summit Materials Corporations I, Inc.	27A	81,773 (Class A Common Stock)	100%
	Treasury Stock	Retired.	37,059 (Class B Common Stock)	N/A
	Summit Materials Corporations I, Inc.	28B	63,120.8011 (Class B Common Stock)	100%
	ESOP Participants	A-1 (redeemed and cancelled 12/18/09)	4,356.40 shares (ESOP Participants)	N/A
Hamm Asphalt, LLC	Hamm, Inc.	N/A	100% of interests	100%
N. R. Hamm Contractor, LLC	Hamm, Inc.	N/A	100% of interests	100%
N. R. Hamm Quarry, LLC	Hamm, Inc.	N/A	100% of interests	100%
RK Hall, LLC	Summit Materials Companies I, LLC	N/A	100% of interests	100%
R. K. Hall Construction, Ltd.	RK Hall, LLC	N/A	100% of interests	100%
SCS Materials, L.P.	RK Hall, LLC	N/A	100% of interests	100%

Issuer	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
B&H Contracting, L.P.	RK Hall, LLC	N/A	100% of interests	100%
RKH Capital, L.L.C.	RK Hall, LLC	02	1,000 member shares (100% of interests)	100%
Con-Agg of MO, L.L.C.	Summit Materials Companies I, LLC	N/A	100% of interests	100%
Quarry Properties, L.L.C.	Con-Agg of MO, L.L.C.	N/A	100% of interests	100%
Fischer Quarries, L.L.C.	Con-Agg of MO, L.L.C.	N/A	100% of interests	100%
Hinkle Contracting Company, LLC	Summit Materials Companies I, LLC	N/A	100% of interests	100%
Bourbon Limestone Company	Hinkle Contracting Company, LLC	R-1	100% of interests	100%
Kentucky Hauling, Inc.	Hinkle Contracting Company, LLC (f/k/a Hinkle Contracting Corporation)	10	100% of interests	100%
Glass Aggregates, LLC	Hinkle Contracting Company, LLC	N/A	1000 LLC interests (100% of interests)	100%
South Central Kentucky Limestone, LLC	Glass Aggregates, LLC	2	100 units (100% of interests)	100%
Ohio Valley Asphalt, LLC	Hinkle Contracting Company, LLC	N/A	80% interest	0%
Kilgore Companies, LLC	Summit Materials Companies I, LLC	N/A	100% of interests	100%
Altaview Concrete, LLC	Kilgore Companies, LLC	N/A	100% of interests	100%
Peak Construction Materials, LLC	Kilgore Companies, LLC	N/A	100% of interests	100%
Peak Management, L.C.	Kilgore Companies, LLC	N/A	100% of interests	100%
Wasatch Concrete Pumping, LLC	Kilgore Companies, LLC	N/A	100% of interests	100%
Kilgore Trucking, LLC	Kilgore Companies, LLC	N/A	100% of interests	100%
Kilgore Equipment, LLC	Kilgore Companies, LLC	N/A	100% of interests	100%
Wind River Materials, LLC	Kilgore Companies, LLC	N/A	100% of interests	100%
Cornejo & Sons, L.L.C.	Summit Materials Companies I, LLC	N/A	2,000 units (100% of interests)	100%
Cornejo Quality Stone LLC	Cornejo & Sons, L.L.C.	N/A	100% of interests	100%
Austin Materials, LLC	Summit Materials Companies I, LLC	N/A	100% of interests	100%
Industrial Asphalt, LLC	Austin Materials, LLC	N/A	100% of interests	100%

Issuer	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
Asphalt Paving Company of Austin, LLC	Austin Materials, LLC	N/A	100% of interests	100%
KBDJ, L.P.	Austin Materials, LLC	N/A	100% of interests	100%
KBDJ Materials, LLC	Austin Materials, LLC	N/A	100% of interests	100%
J.D. Ramming Paving Co., LLC	Austin Materials, LLC	N/A	100% of interests	100%
RTI Hot Mix, LLC	Austin Materials, LLC	N/A	100% of interests	100%
RTI Equipment Co., LLC	Austin Materials, LLC	N/A	100% of interests	100%
Ramming Transportation Co., LLC	Austin Materials, LLC	N/A	100% of interests	100%
Summit Materials Holdings II, LLC	Summit Materials, LLC	N/A	100% of interests	100%
Summit Materials Finance Corp.	Summit Materials, LLC	N/A	100% of interests	0%
Continental Cement Company, L.L.C.	Summit Materials Holdings II, LLC	N/A	-100% of Class A Units -0% of Class B Units	100% of Class A Units
Green America Recycling, LLC	Continental Cement Company, L.L.C.	N/A	100% of interests	0%

PLEDGED DEBT

None.

Schedule III to

the Security Agreement

COMMERCIAL TORT CLAIMS

None.

Exhibit I to the

Security Agreement

SUPPLEMENT NO.              dated as of [—], to the Security Agreement (the “Security Agreement”), dated as of January 30, 2012, among the Grantors identified therein and Bank of America, N.A., as Collateral Agent.

A. Reference is made to the Credit Agreement dated as of January 30, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Summit Materials, LLC, a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., as L/C Issuer and Swing Line Lender, and the other agents named therein.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the L/C Issuers to issue Letters of Credit. Section 6.13 of the Security Agreement provides that additional Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 6.13 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the information required by Schedules II and III to the Security Agreement applicable to it and its and its’ subsidiaries legal name, jurisdiction of formation and location of Chief Executive Office and (b) set forth under its signature hereto is the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. If any provision of this Supplement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Supplement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.

SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature pages follow]

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive office:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

Schedule I

to the Supplement No   to the

Security Agreement

• EQUITY INTERESTS

• Issuer	• Number of Certificate	• Registered Owner	• Number and Class of Equity Interest	• Percentage of Equity Interests
•	•	•	•	•
•	•	•	•	•
•	•	•	•	•

INSTRUMENTS AND DEBT SECURITIES

• Issuer	• Principal Amount	• Date of Note	• Maturity Date
•	•	•	•
•	•	•	•

Exhibit II to the

Security Agreement

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain Security Agreement dated as of January 30, 2012 (as amended, restated, supplemented or amended and restated from time to time, the “Security Agreement”), between Summit Materials, LLC, a Delaware limited liability company (“Borrower”), the Guarantors party thereto (collectively, the “Guarantors”) and the Collateral Agent (as hereinafter defined) and (ii) that certain Credit Agreement dated as of January 30, 2012 (as amended, restated, supplemented or amended and restated from time to time, the “Credit Agreement”) among the Borrower, Summit Materials Intermediate Holdings, LLC, a Delaware limited liability company (“Holdings”), certain other U.S. Subsidiaries of the Borrower, certain other parties thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent (in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Agreement, as applicable, unless otherwise noted herein.

As used herein, the term “Companies” means Holdings, Borrower and each of the other Guarantors.

The undersigned hereby certify to the Collateral Agent as follows:

1. Names.

2. The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

3. Set forth in Schedule 1(b) is a list of any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

4. Set forth in Schedule 1(c) is a list of all other names used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service, at any time between January 1, 2007 and the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

5. Current Locations. The chief executive office of each Company is located at the address set forth in Schedule 2.

6. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule 1(c) or Schedule 3, in the past five years, all of the Collateral with a fair market value in excess of $5,000,000 has been originated by the relevant Company in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business.

7. Schedule of Filings. Attached hereto as Schedule 4 is a schedule of (i) the appropriate filing offices for the financing statements, (ii) the appropriate filing offices for the filings described in Schedule 8(c) and (iii) the appropriate filing offices for the Mortgages and fixture filings relating to the Mortgaged Property set forth in Schedule 5.

8. Real Property. Attached hereto as Schedule 5A is a list of all real property owned or otherwise held by each Company located in the United States as of the Closing Date. Attached hereto as Schedule 5B is a list of all (i) fee owned real property with a fair market value in excess of $5.0 million owned by any Loan Party on the Closing Date and (ii) to the extent available, common names, addresses and uses of each Mortgaged Property.

9. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 6(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreement. Also set forth in Schedule 6(b) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made setting forth the percentage of such equity interests pledged under the Security Agreement.

10. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 7 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company as of the Closing Date, the value of which is in excess of $2,500,000, including all intercompany notes between or among any two or more Companies or any of their Subsidiaries, stating if such instruments, chattel paper or other evidence of indebtedness is pledged under the Security Agreement.

11. Intellectual Property. (a) Attached hereto as Schedule 8(a) is a schedule setting forth all of each Company’s Patents and Trademarks (each as defined in the Security Agreement) applied for or registered with the United States Patent and Trademark Office (“USPTO”) in the name of each Company, including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each registered or applied for United States Patent or Trademark owned by each Company.

(b) Attached hereto as Schedule 8(b) is a schedule setting forth all of each Company’s United States Copyrights (each as defined in the Security Agreement), applied for or registered with the United States Copyright Office (the “USCO”), including the name of the registered owner and the registration number of each registered or applied for Copyright owned by each Company.

(c) Attached hereto as Schedule 8(c) is a schedule setting forth all Patent Licenses, Trademark Licenses and Copyright Licenses (each as defined in the Security Agreement) in which the applicable Company is listed as an exclusive licensee, and where the licensed intellectual property is applied for or registered with the USPTO or USCO, including the name of the registered owner and the registration, application or publication number, as applicable, of each registered or applied for United States Patent, Trademark or Copyright, as the case may be, owned by each licensor along with the date of execution thereof.

9. Commercial Tort Claims. Attached hereto as Schedule 9 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) in excess of $5,000,000, held by each Company, including a brief description thereof.

10. Deposit Accounts, Securities Accounts and Commodity Accounts. No information is provided with respect to the Deposit Accounts, Securities Accounts and/or Commodity Accounts since they are not required to be subject to Collateral Agent’s control pursuant to the Security Agreement.

11. Letter-of-Credit Rights. Attached hereto as Schedule 11 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder, stating if letter-of-credit rights with respect to such Letters of Credit are required to be subject to a control arrangement pursuant to the Security Agreement.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this             day of January [    ], 2012.

SUMMIT MATERIALS, LLC

By:
Name:
Title:

SUMMIT MATERIALS INTERMEDIATE HOLDINGS, LLC

By:
Name:
Title:

[Each of the Guarantors]

By:
Name:
Title:

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number[1]	Federal Taxpayer Identification Number	State of Formation

[1]	If none, so state.

Schedule 1(b)

Prior Organizational Names

Company/Subsidiary	Prior Name	Date of Change

Schedule 1(c)

Changes in Corporate Identity; Other Names

Company/Subsidiary	Action	Date of Action	State of Formation	List of All Other Names Used on Any Filings with the Internal Revenue Service During Past Five Years

[Add Information required by Section 1 to the extent required by Section 1(c) of the Perfection Certificate]

Schedule 2

Chief Executive Offices

Company/Subsidiary	Address	County	State

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

Schedule 4

Filings/Filing Offices

Type of Filing[2]	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Filing Office

[2]	UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

Schedule 5

Real Property

I. Owned Real Property

Entity of Record	Purpose/Use	Legal Description (if Encumbered by Mortgage and/or Fixture Filing)	To be Encumbered by Mortgage and Fixture Filing	Option to Purchase/ Right of First Refusal
[ ]	[ ]	[See Schedule A to Mortgage and/or fixture filing encumbering this property.]	[YES/NO]	[YES/NO]

II. Leased Real Property

Entity of Record	Description of Lease	Purpose/Use	Legal Description (if Encumbered by Mortgage and/or Fixture Filing)	To be Encumbered by Mortgage	To be Encumbered by Fixture Filing	Option to Purchase/ Right of First Refusal
[ ]	[ ]	[ ]	[See Schedule A to Mortgage and/or fixture filing encumbering this property.]	[YES/NO]	[YES/NO]	[YES/NO]

Schedule 6

(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

Schedule 7

Instruments and Tangible Chattel Paper

1.	Promissory Notes:

Entity	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	Pledged [Yes/No]

2.	Chattel Paper:

Description	Pledged [Yes/No]

Schedule 8(a)

Patents and Trademarks

UNITED STATES PATENTS:

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Schedule 8(b)

Copyrights

UNITED STATES COPYRIGHTS

Registrations:

OWNER	TITLE	REGISTRATION NUMBER

Applications:

OWNER	APPLICATION NUMBER

Schedule 8(c)

Intellectual Property Licenses

Patent Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Trademark Licenses

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	TRADEMARK

Copyright Licenses:

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Schedule 9

Commercial Tort Claims

Description	Pledged [Yes/No]

Schedule 11

Letter of Credit Rights

Issuer	Beneficiary	Principal Amount	Date of Issuance	Maturity Date	Subject to Control Requirement [Yes/No]

Exhibit III to the

Security Agreement

FORM OF

PATENT SECURITY AGREEMENT (SHORT FORM)

PATENT SECURITY AGREEMENT

Patent Security Agreement, dated as of [    ], by [    ] and [            ] (the “Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantor is party to a Security Agreement dated as of January 30, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Grantor is required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. The Grantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral (excluding any Excluded Assets) of the Grantor:

(a) Patents of the Grantor listed on Schedule I attached hereto.

SECTION 3. The Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the termination of the Security Agreement in accordance with Section 6.12 thereof, the Collateral Agent shall, at the expense of the Grantor, execute, acknowledge, and deliver to the Grantor an instrument in writing in recordable form releasing the lien on and security interest in the Patents under this Patent Security Agreement and any other documents required to evidence the termination of the Collateral Agent’s interest in the Patents.

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

[Signature pages follow.]

[GRANTOR]

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Collateral Agent

By:
Name:
Title:

Schedule I

to

PATENT SECURITY AGREEMENT

UNITED STATES PATENTS AND PATENT APPLICATIONS

Patents:

• OWNER	• PATENT NUMBER	• TITLE
•	•	•

Patent Applications:

• OWNER	• APPLICATION NUMBER	• TITLE
•	•	•

Exhibit IV to the

Security Agreement

FORM OF

TRADEMARK SECURITY AGREEMENT (SHORT FORM)

TRADEMARK SECURITY AGREEMENT

Trademark Security Agreement, dated as of [    ], by [    ] and [                    ] (the “Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantor is party to a Security Agreement dated as of January 30, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Grantor is required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. The Grantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral (excluding any Excluded Assets) of the Grantor:

(a) registered Trademarks of the Grantor listed on Schedule I attached hereto.

SECTION 3. The Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the termination of the Security Agreement in accordance with Section 6.12 thereof, the Collateral Agent shall, at the expense of the Grantor, execute, acknowledge, and deliver to the Grantor an instrument in writing in recordable form releasing the lien on and security interest in the Trademarks under this Trademark Security Agreement and any other documents required to evidence the termination of the Collateral Agent’s interest in the Trademarks.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

[Signature pages follow]

[GRANTOR]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

Schedule I

to

TRADEMARK SECURITY AGREEMENT

UNITED STATES TRADEMARK REGISTRATIONS AND APPLICATIONS

Trademark Registrations:

— OWNER	— REGISTRATION NUMBER	— — TRADEMARK
—	—	—

Trademark Applications:

— OWNER	— APPLICATION NUMBER	— — TRADEMARK
—	—	—

Exhibit V to the

Security Agreement

FORM OF

COPYRIGHT SECURITY AGREEMENT (SHORT FORM)

COPYRIGHT SECURITY AGREEMENT

Copyright Security Agreement, dated as of [    ], by [    ] and [                    ] (the “Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantor is party to a Security Agreement dated as of January 30, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Grantor is required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. The Grantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral (excluding any Excluded Assets) of the Grantor:

(a) registered Copyrights of the Grantor listed on Schedule I attached hereto.

SECTION 3. The Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon termination of the Security Agreement in accordance with Section 6.12 thereof, the Collateral Agent shall, at the expense of the Grantor, execute, acknowledge, and deliver to the Grantor an instrument in writing in recordable form releasing the lien on and security interest in the Copyrights under this Copyright Security Agreement and any other documents required to evidence the termination of the Collateral Agent’s interest in the Copyrights.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

[Signature pages follow.]

[GRANTOR]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

Schedule I

to

COPYRIGHT SECURITY AGREEMENT

UNITED STATES COPYRIGHT REGISTRATIONS

— OWNER	— REGISTRATION NUMBER	— COPYRIGHT TITLE
—	—	—